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                                                                     EXHIBIT 5.1
                                  May 25, 1995

Striker Industries, Inc.
One Riverway, Suite 2450
Houston, Texas 77056

         Re: Registration of 633,335 Shares of Common Stock, Par Value $0.20 Per Share of Striker Industries, Inc.

Gentlemen:

         I am acting as general counsel of Striker Industries, Inc., a Delaware corporation (the "Company"), in connection with the issuance of up to 633,335 shares of Common Stock of the Company, par value $0.20 per share (the "Shares"), upon exercise of certain Warrants to Purchase Common Stock of the Company Expiring February 28, 1997 (the "Warrants"). In rendering the opinion expressed below, I have examined originals or copies of the corporate records, documents and other instruments as in my judgment are necessary and appropriate to enable me to render the opinion expressed below. In all such examinations, I have assumed the genuineness and authenticity of all documents submitted to me as certified or photostatic copies. To the extent the opinion expressed below involves factual matters, I have relied on conversations and certificates of executive officers of the Company and certificates of governmental authorities.

         Based on the foregoing, I am of the opinion that the Shares are duly authorized and, when issued upon exercise of the Warrants, will be validly issued, fully-paid and nonassessable shares of the Company's Common Stock.

         This opinion is limited to the matters expressly stated herein and no other or more extensive opinion is implied or may be inferred beyond the matters stated herein. I am an attorney licensed to practice only in the State of Texas and, accordingly, this opinion is limited to the laws of the State of Texas, the corporation laws of the state of Delaware and the laws of the United States. This opinion is rendered solely for your benefit and may not be relied on or used by any other person for any reason without my prior written consent.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                 Very truly yours,



                                 /s/ Robert I. Beck